Exhibit 99.1

Doug Schaedler Appointed President of UTEK Corporation

Tampa, FL — (Business Wire) — February 17, 2009 — UTEK Corporation (NYSE Alternext US & LSE-AIM: UTK), a leading innovation services company, announces the appointment of Doug Schaedler as President of the Company.

“I am pleased to announce Doug Schaedler as UTEK’s new President,” said Clifford M. Gross, Ph.D., CEO and Chairman of the Board of Directors. “While serving as our Chief Operating Officer and Chief Compliance Officer since 2004, Doug has been instrumental in refining the company’s business strategy and expanding our ability to service clients beyond our core-technology licensing capabilities.”

In connection with the appointment, Mr. Schaedler will also join the Company’s Board of Directors.

About UTEK Corporation

UTEK® is a leading innovation services company. UTEK’s services enable clients to become stronger innovators, rapidly source externally developed technologies, create value from their intellectual property and gain foresight into marketplace and technology developments that affect their business. UTEK is a business development company. For more information about UTEK, please visit its website at www.utekcorp.com.

Contacts:

UTEK Corporation

USA:

Allen & Caron, Inc.

Brian Kennedy

brian@allencaron.com

212-691-8087

UK:

Fairfax I.S. Plc

Jeremy Porter

+ 44 (0) 207-460-4382